SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2001

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California	92121

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events.
SIGNATURE

         This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

         On November 14, 2001, Leap announced that it had completed the previously announced sale of 15 MHz of its spectrum in Salt Lake City and Provo, Utah, to Cingular Wireless LLC for $140 million in cash. Leap, which launched its Cricket service along Utah’s Wasatch Front in December 2000, has retained 15 MHz of spectrum in both Salt Lake City and Provo, which Leap believes is adequate for its innovative service offerings.

         In a separate transaction, Leap also announced that it had signed a definitive agreement to sell 10 MHz of its wireless operating license in Nogales, Arizona to Cook Inlet/VS GSM IV PCS, LLC. Leap will retain 20 MHz of its spectrum in Nogales, which Leap believes is sufficient to launch new services. The pending sale covers approximately 39,000 potential customers (2001 POPs). The sale is subject to certain conditions, including approval from the Federal Communications Commission (the “FCC”).

         Leap also completed the previously announced acquisition of a wireless operating license in Owensboro, Kentucky from Banana Communications LLC, covering approximately 165,000 potential customers (2001 POPs).

         Leap currently owns or has rights to acquire licenses that include 76.8 million potential customers (2001 POPs) in 36 states, making it the seventh largest domestic wireless carrier in terms of licensed POPs. This includes licenses covering 23.8 million potential customers (2001 POPs) for which Leap was the high bidder in FCC Auction #35 that ended in January 2001. The transfer of these licenses is subject to FCC approval and requires the settlement of the FCC’s pending dispute with NextWave Telecom, Inc.

Forward-Looking Statements

         Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to: changes in the economic conditions of the various markets Leap’s subsidiaries serve which could adversely affect the market for wireless services; Leap’s ability to access capital markets; a failure to meet the operational, financial or other covenants contained in Leap’s credit facilities; Leap’s ability to rollout networks in accordance with its plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties; failure of network systems to perform according to expectations; the effect of competition; the acceptance of Leap’s product offering by its target customers; Leap’s ability to retain customers; Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition; uncertainties relating to Leap’s ability to close pending transactions; technological challenges in developing wireless information services and customer acceptance of such services if developed; Leap’s ability to integrate the businesses and technologies it acquires; rulings by courts or the FCC adversely affecting Leap’s rights to own and/or operate certain wireless licenses; the impacts on the global and domestic economies and the financial markets of recent terrorist activities, the ensuing declaration of war on terrorism and the continued threat of terrorist activity and other acts of war or hostility; and other factors detailed in the section entitled ``Risk Factors’’ included in Leap’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and in Leap’s other SEC filings. The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2001		LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ JAMES E. HOFFMANN

James E. Hoffmann Senior Vice President, General Counsel and Secretary